                                                                   Exhibit 6.02
                                                              AGENCY
                                                           AGREEMENT  [LOGO]
                                                           INSURANCE





       This Agreement entered this 6th day of September, 1985, by and between the undersigned insurance company or companies (hereinafter collectively called "Company" or "the Company") and Ross A. Olson DBA Ross Olson & Associates of Concordia in the County of Cloud and State of Kansas (hereinafter called "Agent"),



                                   WITNESSETH:

    In consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

    I. APPOINTMENT AND AUTHORITY. That, upon the terms and conditions herein set forth, Company hereby appoints Agent its agent for the purpose of and with authority to solicit applications for insurance and bonds, deliver and countersign policies and endorsements thereon, deliver bonds, collect premiums for transmission to Company, bind Company temporarily to permit transmission of applications for insurance and endorsements to Company for approval and processing or disapproval, such authority to bind Company being subject to such restrictions as may be outlined in Company manual or otherwise imposed by Company from time to time.

    Nothing contained herein shall be construed to create the relation of employer and employee between Company and Agent. Agent shall be free to exercise his own judgment as to persons from whom he will solicit insurance or bonds and the time and place of solicitation, but Company may from time to time prescribe underwriting rules and regulations respecting the conduct of the business covered hereby (not interfering with such freedom of action of Agent), which underwriting rules and regulations shall be observed by Agent.

    II. COMMISSIONS. Company agrees to pay Agent commissions on all premiums remitted upon business solicited by him at the percentages determined in accordance with the commission schedule of Company in effect at the beginning of the policy period or term as stated in the original policy or in any extension or renewal thereof, or inception date of a Surety Bond, or effective date of annual or three-year premium period of a Fidelity Bond. No reduction in any rate of commission, as specified in the commission schedule, may be made until the Company has had such rate of commission in effect for a period of one year and the Company has given Agent at least 90-days notice of any proposed reduction in such rate of commission.

    III. SUPPLIES. Supplies furnished by Company to Agent for Agent's use in the conduct of his business shall be property of Company and shall at all times be subject to the inspection and control of Company. Company shall not otherwise be liable for any of Agent's expenses other than those which it may expressly agree to assume as a result of negotiations between the parties.

    IV. REMITTANCE OF PREMIUMS. Premiums shall be considered due from Agent on the first day of the month following the month in which the policy or bond, additional premium, or excess audit has been charged to Agent's statement. If Agent has not remitted all such monies to Company within forty-five days from the end of the month in which the business is charged, all unremitted items in the statement shall become delinquent. Any credit given by Agent to an Insured shall be at Agent's own risk, and any of the provisions herein contained shall not be construed as an authorization for the extension of credit by Agent to an Insured an behalf of Company. Company may, at its option, take over for collection any and all delinquent items in Agent's statement not collected or remitted for by Agent and in such event, Agent agrees to waive commission thereon.

    Company shall make the necessary audits on policies and bonds written by Agent requiring such audits for the computation of premium. In the event an additional premium is produced by any audit, such additional premium shall be charged to Agent's account, and Agent agrees to collect the additional premium, from the Insured and remit same to Company less his commission within forty-five days from the end of the month in which such additional premium is charged to Agent's account. In the event Agent is unable to collect such additional premium within the forty-five day period, and within ten days after the expiration of said forty-five day period notifies Company in writing to this effect and requests Company to take over for direct collection such additional premium, Company agrees to assume responsibility for the collection of such additional premium and to credit Agent's account with the amount of such additional premium less commission, and Agent agrees to waive all claims for commission credits thereon. If Agent fails to notify Company of his inability to collect additional premiums as herein provided, Agent agrees that he will pay such additional premiums to Company in accordance with the provisions of this Agreement. In the event any audit produces a return premium due the Insured, Agent agrees to pay said return premium in full to the Insured and Company will credit Agent's account with the amount of said return premium less his commission, as provided in this Agreement. In the case of bonds which cannot be terminated by written notice to the obligee, Agent may, by like notice, relieve himself of the responsibility to collect and remit renewal premiums.

    V. MONIES DUE AGENT. Company agrees to pay all monies due by it to Agent as shown by any monthly statement within forty-five days from the end of the month for which such statement is rendered; provided, however, that Company may accumulate monthly amounts payable if less than ten dollars until they equal or exceed such amount before making payment hereunder.

    VI. PREMIUMS CONSTITUTE TRUST FUND. It is specifically understood and agreed that all premiums collected by Agent are at all times the property of Company and held in trust by Agent for and on behalf of Company as a fiduciary trust subject to remittal to Company as hereinbefore stated and shall not be used for any other purpose whatsoever except that permission is granted (until revoked) for Agent to use such portion of trusteed premiums as may be necessary to pay return premiums. The keeping of an account with Agent on Company's books as creditor and debtor account is declared a record memorandum of business transacted, and neither such keeping of account, nor alteration in compensation rate, nor failure to enforce prompt remittance or compromise or settlement or declaration of balance of account, shall be held to waive assertion of trust relation as to premiums collected by Agent. It is further understood and agreed that the commission which Company agrees to pay Agent shall be considered a debt due by Company to Agent and shall not be construed in any way as giving Agent a lien or claim on said premiums, and in case Company allows Agent, for the purpose of facilitating the handling of its business, to deduct the commission from premiums collected, it shall in no sense be construed as a waiver of the rights of Company to its ownership of the premiums or in any manner affect the trust character of said premiums.

    VII. CANCELLATION OF POLICIES. Company shall have at all times the right to reject applications, alter, suspend or cancel any policy or bond (if bond form contains cancellation provision) and direct the return of the unearned premium thereon. Agent agrees to pay such unearned return premium in full to the Insured, and Company will credit Agent's account with the amount of said return premium, less return commission at the percent of commission in effect at the beginning of the policy period or term as stated in the original policy or any extension or renewal thereof, or inception date of a Surety Bond or effective date of an annual or three-year premium period of a Fidelity Bond.

    Flat cancellations will not be allowed to Agent on six months or three months auto plan policies, Commercial-AID Excess Liability Policies, or filed truck policies unless the policies are returned for cancellation prior to the effective date.

    Flat cancellations will be allowed on all other policies or bonds not accepted, delivered or paid for provided such policies or bonds are returned for cancellation within thirty days of the beginning of the policy period or term. However, if Agent permits such policies or bonds to remain outstanding beyond thirty days, he shall be charged with and agrees to pay the pro rata earned premium commencing at the beginning of the policy period or term as stated in the original policy or any extension or renewal thereof, or inception date of a Surety Bond or effective date of an annual or three-year premium period of a Fidelity Bond.

    VIII. SUBAGENTS. Agent may appoint subagents, subject to approval of Company, and such subagents shall for the purpose of this Agreement be deemed employees of Agent. Agent shall be responsible for all monies collected by or passing through the hands of his employees and shall be responsible for the premiums, commissions, charges or expenses of subagents or other persons from whom he may procure business.

    IX. OWNERSHIP OF EXPIRATIONS. Upon termination of this Agreement by either party hereto, if Agent's account is not then delinquent and if Agent shall thereafter remit to Company within forty-five days from end of the month in which business is charged to Agent, all monies due Company, the records, use and control of expirations shall be deemed the property of Agent; otherwise the records, use and control of expirations shall be vested in Company.

    X. TERMINATION. Either Company or Agent may terminate this Agreement at any time by notice in writing to the other effective immediately; provided, however, that if Agent's account with Company is not delinquent or Agent has not otherwise violated the terms of this Agreement and Agent has not requested termination, Company shall give Agent not less than ninety days written notice of any such termination. Upon termination, Agent shall immediately surrender and return to Company his license (subject to applicable Insurance Department requirements) and all policies, supplies or other property of the Company in his possession if requested to do so by Company. Upon termination of the Agreement by either party hereto, all monies and premiums which have been collected by Agent that are delinquent shall become due and payable to Company upon the effective date of the termination of the Agreement. in the event this Agreement is terminated by Company for violation of its terms by Agent, Agent relinquishes all right or claim to commission on subsequent, excess or additional premiums developed, and Company shall have the right to collect all outstanding premiums if it so elects, and Agent agrees to waive or relinquish his right or claim for commission on same. In the event it becomes necessary for Company to institute legal proceedings for the recovery of any monies due Company from Agent, Agent agrees to pay all reasonable attorney fees, legal costs of such proceedings, and interest at the legal rate upon such monies from the date upon which they become due and payable to Company.

    Effective immediately upon such termination, except as otherwise provided hereinafter, the agency relationship existing between Company and Agent by virtue of this Agreement shall cease, and all previous contracts, agreements, understanding or arrangements of every kind, whether oral or written, creating or providing for such agency for Company or authorizing Agent to write or issue policies of insurance or bonds for Company, or to solicit or take applications therefor, shall terminate. Agent agrees to pay all sums due from Agent to Company on business written prior to such termination date and all other monies due upon receipt of any monthly statement thereafter. Agent agrees to report to Company all policies or bonds issued or bound by Agent prior thereto. Agent's liability to account to Company for premiums collected and to pay over to it any monies due hereunder shall survive any termination of this Agreement

    XI. LIMITED AGENCY FOLLOWING TERMINATION. If Agent's account with Company is not delinquent on the effective date of termination of the Agreement and Agent is not otherwise in default under any terms of such Agreement, Company agrees that following any such termination existing business written by Agent will be allowed to run until expiration and Agent shall have limited authority with respect thereto as follows:

    1. Agent may elect to continue outstanding policies and bonds previously written through Agent in force until expiration, subject to cancellation privileges by Company or the policyholder prior to expiration, and in such event Agent agrees to service such policies and bonds, collect premiums due thereon, if any, on the due date thereof and remit the collections promptly to Company. Any unearned commission on return premiums will be charged to Agent's account and Agent agrees to repay the same to Company forthwith on receipt of billing thereof. In case an audit of outstanding policies or bonds requires an additional premium to be assessed against the policyholder or obligor, Agent agrees to collect the same on the due date and make prompt remittance thereof to Company. In the event Agent is not able to collect such premiums within forty-five days from the end of the month in which such premium is charged to his account, Agent may relieve himself of the responsibility to collect and remit such premium by notice to Company within the time and in the manner provided in such cases under "Remittance of Premiums" in the Agreement, and thereupon Company agrees to assume collection thereof, as therein provided.

    2. Company agrees to pay Agent commissions on policies or bonds in force until expiration or cancellation at the same rates as it then pays commissions on like business to existing Agents in Agent's state.

    3. Agent shall have the right to request appropriate endorsements an policies or bonds in force, provided that no such endorsements shall increase or extend Company's liability or extend the term of any policy or bond unless prior approval of Company shall have been obtained.

    4. Unless sooner cancelled, these limited agency provisions shall continue until all policies and bonds written by Agent for Company shall have expired.

    5. The provisions of the Agreement entitled "Premiums Constitute Trust Fund" shall apply to premiums collected by Agent during the period of limited agency hereunder. If Agent has not remitted all monies due to Company within forty-five days from the end of the month in which the business is charged, Agent agrees (THIS LINE OF TEXT FROM ORIGINAL IS UNREADABLE) Company; otherwise, the records, use and control of the expirations shall be deemed the property of Agent.

    XII. INDEMNIFICATION AGREEMENT. The Company agrees to defend and indemnify Agent against liability, including the cost of defense and settlements, imposed on him by law (including the Fair Credit Reporting Act - Public Law 91-508) for damages caused by acts or omissions of the Company, provided Agent has not caused or contributed to such liability by his own acts or omissions. Agent agrees, as a condition to such indemnification, to notify the Company promptly of any suit against him and to allow the Company to make such investigation, settlement, or defense thereof as the Company deems prudent.

    XIII. FORMER CONTRACTS ABROGATED. It is mutually agreed that the execution of this Agreement by the parties hereto abrogates, terminates and voids all previous Agency Contracts or Agreements made between the parties hereto, except as to commissions on business written under a previous Contract or Agreement provided for in such Contract or Agreement, provided, however, that nothing herein shall be construed to affect or waive any claim of any kind, whether for money or otherwise, of Company against Agent under any previous Agency Contract or Agreement.

    XIV. NOTICES. Notices under this Agreement may be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by ordinary United States Mail, postage prepaid, addressed to Company at 701 Fifth Avenue, Des Moines, Iowa, or to Agent at the last known address of his agency according to Company records.

    XV. AGREEMENT SUBJECT TO APPLICABLE LAWS AND REGULATIONS. The terms of this Agreement shall be subject to all applicable laws and regulations and in the event of conflict between the terms of this Agreement and any such laws or regulations, the latter shall govern.

It is expressly understood and agreed there are no promises, agreements, or understanding other than those contained in this written Agreement, and that no agent or other representative of Company has any authority to obligate Company by any terms, stipulations or conditions not herein expressed unless the same be in writing and attached to and made a part of the Agreement.

For Agent                                       For Company

                                                AID INSURANCE COMPANY (MUTUAL)
     Ross A. Olson DBA
     Ross Olson & Associates                    BY /s/ Douglas L. Andersen
------------------------------------               ----------------------------
               Agency                                     Officer of Company
                                                AMCO INSURANCE COMPANY

BY /s/ Ross A. Olson                            BY /s/ Douglas L. Andersen
------------------------------------               ----------------------------
       Name               Title                           Officer of Company

CORPORATE         In consideration of Company appointing
AGENCY            __________________________________, as Agent, and as
SUPPLEMENT        inducement for Company to do so, the undersigned hereby
                  jointly and severally and for our heirs, executors',
administrators, successors and assignees guarantee and bind ourselves to the faithful performance of all obligations by Agent under this Agreement to pay any sum which Agent may become liable to pay Company by virtue of Agency created under the foregoing Agreement and which Agent shall fail or refuse to pay when due.


---------------------------------------           -----------------------------
             WITNESS                                      INDIVIDUALLY

---------------------------------------           -----------------------------
             WITNESS                                      INDIVIDUALLY

---------------------------------------           -----------------------------
             WITNESS                                       INDIVIDUALLY

NOTE - IN CASE THE AGENCY IS A PARTNERSHIP, THIS AGREEMENT MUST BE SIGNED BY ALL PARTNERS. IF A CORPORATION OR A CONCERN DOING BUSINESS UNDER A NAME INDICATING INCORPORATION, THIS AGREEMENT MUST BE SIGNED ABOVE IN THE NAME OF THE CORPORATION OR CONCERN BY PROPER OFFICERS, AND IN ADDITION THE "CORPORATE AGENCY SUPPLEMENT" COMPLETED WHERE IT IS REQUIRED.

                                                   CHANGE OF NAME AND OWNERSHIP




  ADDENDUM NO.     TO:

/X/    1           Agency Agreement and Corporate Agency Supplement    dated            April 1       ,    19   86
    ---------                                                                 ------------------------       -----

/X/    1           AMANDA+ Agreement.................................  dated            March 11      ,    19   92
    ---------                                                                 ------------------------       -----

/ /                Agency Terminal Agreement.........................  dated                          ,    19
    ---------                                                                 ------------------------       -----

/ /                Paperless Agency..................................  dated                          ,    19
    ---------                                                                 ------------------------       -----

/ /                ALLIED P & C Agreement............................  dated                          ,    19
    ---------                                                                 ------------------------       -----

/ /                Group Agency Agreement............................  dated                          ,    19
    ---------                                                                 ------------------------       -----

/ /                ALLIED Crop Agency Agreement and
    ---------

                   Corporate Agency Supplement.......................  dated                          ,    19
                                                                              ------------------------       -----

/ /                Sponsor Agreement.................................  dated                          ,    19
    ---------                                                                 ------------------------       -----




It is hereby agreed that the above executed Agreement(s) and all Addenda made thereto between the undersigned Company or Companies and Ross Olson & Associates, Inc. as Agent is amended as follows:

        Notice is hereby taken of change of ownership of the insurance agency named as "Agent" in said Agreement(s) from Ross Olson & Associates, Inc. (Seller) to Brooke Corporation (Purchaser) effective as of June 16, 1992, and the name of the "Agent" in said Agreement(s) is hereby changed to read Brooke Corporation, accordingly, Seller hereby assigns said Agreement(s) and all his interest therein to Purchaser, who hereby assumes and agrees to perform and to be bound by all the undertakings and agreements contained in said Agreement commencing with such effective date. The undersigned Company or Companies named in said Agreement(s) (Company) hereby consent to such change of ownership and assignment, upon the conditions hereafter stated.

        Provided, that Seller shall nevertheless continue to be fully responsible to Company for payment of all amounts due to it by way of charges to the Agent's account prior to the effective date of such change of ownership and assignment, and Purchaser agrees to be fully responsible to Company for payment of any such amounts not paid by Seller when due, as well as for all proper charges to the account of the agent under said Agreement subsequent to the effective date of such change of ownership and assignment. If Seller defaults in making payment when due of the amount for which he has agreed herein to be responsible and Purchaser fails to make good such default contrary to his undertaking herein made, it is agreed that records, use and control of expirations shall vest in and be deemed the property of the Company. In addition to any other rights or remedies to which Company may be entitled under the Agreement(s), at law, or in equity.

Except as herein specifically modified, said Agreement(s) and any prior modifications thereof, if any, shall continue in full force and effect according to their terms.

In witness whereof, the undersigned parties have executed this Addendum this 16th day of June, 1992
----        -----------------    --



/s/ Leroy M. Ovensing                                         Seller:           Ross Olson $ Assoc. Inc.
-----------------------------------                                             -----------------------------------
               Witness                                                          /s/ Ross A. Olson
s/ Leroy M. Ovensing                                                            -----------------------------------
-----------------------------------                                             -----------------------------------
               Witness                                        Operating As:     Ross Olson & Associates, Inc.
                                                                                -----------------------------------

/X/  ALLIED Mutual Insurance Company                                                    (Name of Agency)
/X/  AMCO Insurance Company
/ /  ALLIED Property and Casualty Insurance Company
/ /  Depositors Insurance Company                             Purchaser:        /s/ Dane Devlin
                                                                                -----------------------------------
/ /  Allied Crop Agency, Inc.                                                   -----------------------------------
                                                                                -----------------------------------

By: /s/ Douglas L. Andersen                                   Operating As:             Brooke Corporation
    ----------------------------------------------                              -----------------------------------
              Officer of Company or Companies                                             (Name of Agency)




NOTE: If sole Proprietorship, both husband and wife must sign as either seller or purchaser; if Partnership, selling Partner must sign; if Corporation, only officers may sign - new Corporate Supplement required.

                                                            [ALLIED GROUP LOGO]
                                             A Nationwide-Registered Trademark-
                                                              Insurance Company


                          AMENDMENT TO AGENCY AGREEMENT


As consideration for the undersigned insurance companies willingness to appoint BROOKE CORPORATION ("Agent") in those states where said companies and Agent are authorized to do business, this amendment is made this 1ST day of OCTOBER, 1998, by and between Nationwide Mutual Insurance Company, Nationwide Insurance Company of America, Nationwide Mutual Fire Insurance Company, Nationwide Property and Casualty Insurance Company, AMCO Insurance Company, Depositors Insurance Company, ALLIED Property and Casualty Insurance Company, and Agent.

                                   WITNESSETH:

WHEREAS, Agent entered an agency agreement with AMCO Insurance Company and ALLIED Mutual Insurance Company dated SEPTEMBER 6, 1985 ("Agreement"); and

WHEREAS, effective October 1, 1998, ALLIED Mutual Insurance Company was merged into Nationwide Mutual Insurance Company with Nationwide Mutual Insurance Company being the surviving entity; and

WHEREAS, due to the merger, the Agreement must be amended to substitute Nationwide Mutual Insurance Company for ALLIED Mutual insurance Company; and

WHEREAS, to the extent Nationwide Mutual Insurance Company, Nationwide Insurance Company of America, Nationwide Mutual Fire Insurance Company, Nationwide Property and Casualty Insurance Company, AMCO Insurance Company, Depositors Insurance Company, and ALLIED Property and Casualty Insurance Company may be authorized to do business in those states which Agent does business, these insurance companies are to be made a party to the Agreement.

NOW, THEREFORE, for the mutual promises exchanged and other good and valuable consideration, the parties hereto agree as follows:

1. Nationwide Mutual Insurance Company hereby replaces ALLIED Mutual insurance Company as a party to the Agreement and all amendments and addenda thereto. ALLIED Mutual's name may continue to be used during a transition period.

2. The term "Company" as defined and used in the Agreement and all amendments and addenda thereto is expanded to include Nationwide Mutual Insurance Company, Nationwide Insurance Company of America, Nationwide Mutual Fire Insurance Company, Nationwide Property and Casualty Insurance Company, AMCO Insurance Company, Depositors Insurance Company, and ALLIED Property and Casualty Insurance Company in those states where said companies are authorized to do business and agent is authorized to do business and there is a mutual agreement to appoint.

Agreed to and effective as of the date set forth above.

Agent                              Company

72 - 15 - 06370 - 01               Nationwide Mutual Insurance Company
-----------------------------      Nationwide Insurance Company of America
                                   Nationwide Mutual Fire Insurance Company
ROBERT ORR                         Nationwide Property and Casualty Insurance
-----------------------------      Company


PHILLIPSBURG KS                    AMCO Insurance Company
-----------------------------      Depositors Insurance Company
                                   Allied Property and Casualty Insurance
                                   Company

By: /s/ Robert D. Orr              By:      /s/  Edward E. Sullivan
    -------------------------               -----------------------------------

Its:  Chief Executive Officer      Its:
     ------------------------               -----------------------------------

                                             A Nationwide-Registered Trademark-
                                                              Insurance Company

                           KANSAS COMMISSION SCHEDULE
                       NATIONWIDE MUTUAL INSURANCE COMPANY
                              PROPERTY AND CASUALTY

-------------------------------------------------------------------------------

Until further notice, the Company agrees to pay the Agent commissions on all premiums remitted upon policies solicited by Agent at the percentages shown in the following schedule:


                                                                                        New       Renewal
                                                                                        ---       -------
Personal Lines
        Private Passenger Automobiles
        Preferred, Premier, Standard............................................        15%         15%
        Non-Standard (Tier 4)...................................................        10%         10%
        Inland Marine...........................................................        15%         15%
        *Monoline Homeowners....................................................        15%         10%
        *Homeowners (when combined with Private Passenger Automobiles)..........        15%         15%
        Pleasure Boatowners.....................................................        15%         15%
        Personal Umbrella.......................................................        15%         15%


Commercial Lines
        Automobile
        ----------
        Private Passenger Vehicles written under a BA (All classes).............        15%         15%
        Commercial Use (Except Truckmen)
          200 miles and under...................................................        17.5%       17.5%
          Over 200 miles........................................................        15%         15%
        Truckmen................................................................        15%         15%
        Automobiles Transporting Liquefied Petroleum Gas........................        15%         15%


        Casualty
        --------
        Commercial General Liability............................................        20%         20%
           (Except Exposures Involving Liquefied Petroleum Gas).................        15%         15%
        Workers' Compensation and Employer's Liability
           1st $5,000 Premium...................................................        10%         10%
           Next $5,000 Premium..................................................         7%          7%
           All Over $ 10,000 Premium............................................         5%          5%
        Crime...................................................................        20%         20%
        Excess or Umbrella
           Commercial...........................................................        15%         15%
           Farm.................................................................        15%         15%
           Mercantile...........................................................        15%         15%
           Home Enterprise......................................................        15%         15%


                                             A Nationwide-Registered Trademark-
                                                              Insurance Company


                           KANSAS COMMISSION SCHEDULE
                             AMCO INSURANCE COMPANY
                               FIDELITY AND SURETY


Until further notice, the company agrees to pay the agent commissions on all premiums remitted upon bonds solicited by agent at the percentages shown in the following schedule:

-------------------------------------------------------------------------------



Individual or Schedule Fidelity Bonds......................................................        30%
Depositor's forgery Coverage...............................................................        30%
Blanket Fidelity...........................................................................        20%
Financial Institution......................................................................        15%
Surety - Other than risks rated as contract surety bonds...................................        30%
Contract  Surety  Bonds - All bonds rated in the  Contract  Bond  section of the rating manual published by the Surety Association of America
      Premium for the first $2,500,000 of coverage.........................................        30%
      Premium for the coverage over $2,500,000, but less than $5,000,000...................        15%
      Premium for the coverage over $5,000,000, but less than $7,500,000...................        10%
      Premium for the coverage over $7,500,000.............................................         7.5%




Commission on specially rated policies shall be determined on an individual basis. The above percentages of commission shall apply to new and renewal business alike.

                                             A Nationwide-Registered Trademark-
                                                              Insurance Company


                           KANSAS COMMISSION SCHEDULE
                       NATIONWIDE MUTUAL INSURANCE COMPANY
                               FIDELITY AND SURETY


Until further notice, the company agrees to pay the agent commissions on all premiums remitted upon bonds solicited by agent at the percentages shown in the following schedule:

-------------------------------------------------------------------------------



Individual or Schedule Fidelity Bonds......................................................        30%
Depositor's Forgery Coverage...............................................................        30%
Blanket Fidelity...........................................................................        20%
Financial Institution......................................................................        15%
Surety - Other than risks rated as contract surety bonds...................................        30%
Contract  Surety  Bonds - All bonds rated in the  Contract  Bond  section of the rating manual published by the Surety Association of America
      Premium for the first $2,500,000 of coverage.........................................        30%
      Premium for the coverage over $2,500,000, but less than $5,000,000...................        15%
      Premium for the coverage over $5,000,000, but less than $7,500,000...................        10%
      Premium for the coverage over $7,500,000.............................................         7.5%




Commission on specially rated policies shall be determined on an individual basis. The above percentages of commission shall apply to new and renewal business alike.

                                             A Nationwide-Registered Trademark-
                                                              Insurance Company

                           KANSAS COMMISSION SCHEDULE
                             AMCO INSURANCE COMPANY
                              PROPERTY AND CASUALTY

-------------------------------------------------------------------------------

Until further notice, the Company agrees to pay the Agent commissions on all premiums remitted upon policies solicited by Agent at the percentages shown in the following schedule:



                                                                                        New       Renewal
                                                                                        ---       -------
Personal Lines
            Private Passenger Automobiles.......................................        10%         10%
            AutoMax.............................................................        15%         15%
            Recreational Vehicle Program........................................        15%         15%
            Monoline Dwelling Fire..............................................        15%         10%
            Dwelling Fire (When combined with Private Passenger Automobile).....        15%         15%
            *Monoline Homeowners................................................        15%         10%
            *Homeowners (When combined with Private Passenger Automobile)               15%         15%
            Householders Policy Program.........................................        15%         15%
            Pleasure Boatowners (Suppl. End.)...................................        15%         15%
            Inland Marine.......................................................        15%         15%
            Home Enterprise.....................................................        15%         15%
            Mobile Homeowners...................................................        15%         15%


Commercial Lines
        ALLIED Series...........................................................        15%         15%
        Worker's Compensation and Employers' Liability..........................         5%          5%
        Commercial Property.....................................................        15%         15%
        Commercial General Liability............................................        15%         15%
        Garage..................................................................        15%         15%
        Excess or Umbrella
          Commercial............................................................        15%         15%
          Mercantile............................................................        15%         15%












Commission on specially rated policies shall be determined on an individual basis. Monoline means single policies or those not eligible for multi policy discount.

                                             A Nationwide-Registered Trademark-
                                                              Insurance Company

                           KANSAS COMMISSION SCHEDULE
                 ALLIED PROPERTY AND CASUALTY INSURANCE COMPANY
                              PROPERTY AND CASUALTY

-------------------------------------------------------------------------------

Until further notice, the Company agrees to pay the Agent commissions on all premiums remitted upon policies solicited by Agent at the percentages shown in the following schedule:



                                                                                   New         Renewal
                                                                                   ---         -------
Personal Lines


         Private Passenger Automobile.....................................         15%            10%
           Tier 4.........................................................         10%            10%
         Recreational Vehicle Program.....................................         15%            10%
         Pleasure Boatowners..............................................         15%            10%
         Homeowners.......................................................         15%            10%
         Mobile Homeowners................................................         15%            10%
         Dwelling Fire....................................................         15%            10%
         Earthquake (Endorsement).........................................         10%            10%
         Inland Marine....................................................         15%            10%




For the purpose of this commission schedule, the first term of any policy written in the above named Company shall constitute "new business" and any succeeding terms of any such policy shall constitute "renewal business". The term "renewal business" shall include any policy (1) which covers as a named insured the same individual, individuals, entity or entities for the same category of risk(s) as any previous policy written in Company and (2) the inception date of which is within 180 days of the termination date of such previous policy. All other polices written under the terms of the Agency Agreement shall constitute "new business".

6 month term Private Passenger Automobile will receive 15% commission for both new business and the first renewal only. For the second and subsequent renewals the commission shall be 10%.

                                             A Nationwide-Registered Trademark-
                                                              Insurance Company

                           KANSAS COMMISSION SCHEDULE
                          DEPOSITORS INSURANCE COMPANY
                              PROPERTY AND CASUALTY

-------------------------------------------------------------------------------

Until further notice, the Company agrees to pay the Agent commissions on all premiums remitted upon policies solicited by Agent at the percentages shown in the following schedule:



                                                                                   New          Renewal
                                                                                   ---          -------
Personal Lines
         AutoMax..........................................................         15%            10%
         Homeowners.......................................................         15%            10%
         Pleasure Boatowners..............................................         15%            10%
         Dwelling Fire....................................................         15%            10%
         Earthquake (Endorsement).........................................         10%            10%
         Inland Marine....................................................         10%            10%


Commercial Lines

         Workers Compensation and Employer's Liability....................          5%             5%




For the purpose of this commission schedule, the first term of any policy written in the above named Company shall constitute "new business" and any succeeding terms of any such policy shall constitute "renewal business. The term "renewal business" shall include any policy (1) which covers as a named insured the same individual, individuals, entity or entities for the same category of risk(s) as any previous policy written in Company and (2) the inception date of which is within 180 days of the termination date of such previous policy. All other polices written under the terms of the Agency Agreement shall constitute "new business".

6 month term Private Passenger Automobile will receive 15% commission for both new business and the first renewal only. For the second and subsequent renewals the commission shall be 10%.

                                   ADDENDUM I


     This Addendum (including any Exhibit or Amendment thereto hereinafter "Addendum I") to that certain Agency Agreement which now exists between ALLIED Mutual Insurance Company and AMCO Insurance Company (hereinafter, collectively called Company) and the Agent designated therein shall be attached to and become a part of said Agency Agreement effective. At any time prior thereto, Agent may notify Company in writing of Agent's rejection of this Addendum I in which case the offer of Profit Sharing herein contained shall be deemed to be withdrawn. Upon any such rejection by Agent, said Agency Agreement shall continue In force until terminated by either Company or Agent pursuant to the terms and conditions thereof, and there shall exist no agreement whatsoever between Company and Agent for Profit Sharing.

                                   WITNESSETH;

     In consideration of the continued existence of said Agency Agreement and the mutual covenants contained herein, Company and Agent hereby amend said Agency Agreement to include the following terms and conditions which constitute and define this Profit Sharing Addendum I.

I. PROFIT SHARING. In addition to the commissions to be paid to Agent under the terms of said Agency Agreement and to compensate Agent for exercising skill, caution, and diligence in the selection of risks insured by the Company, the company will pay to Agent a "Profit Share" (as hereinafter defined and calculated) based on "Net Profit" (as hereinafter defined) realized by the Company on business written by Agent. The Profit Share shall be calculated using the following Formula for each "Profit Sharing Year" (as hereinafter defined).

     A. Formula. As of the end of each Profit Sharing Year (hereinafter "PSY"), which shall be the accounting period beginning January 1 and ending on December 31 in the same calendar year, Net Profit or Loss shall be calculated as follows:



                                                                             PERSONAL          COMMERCIAL
                                                                               LINES              LINES              TOTAL
1.   Earned Premiums.............................................        $                  $                  $
                                                                          ----------------   ----------------  --------------
2.   Permissible Loss Ratios.....................................               56%                45%
3.   Maximum Permissible Incurred
     Losses (#1 x #2)...............................................     $                  $                  $
                                                                          ----------------   ----------------  --------------
4.   Combined Permissible Loss Ratio (#3 DIVIDED BY #1 x 100).............................................                   %
                                                                                                               --------------
5.   Incurred Losses (No less than zero)..................................................................     $
                                                                                                               --------------
6.   Incurred Loss Ratio (#5 DIVIDED BY #1 x 100).........................................................                   %
                                                                                                               --------------
7.   Gross Profit Percentage (#4 - #6)....................................................................                   %
                                                                                                               --------------
8.   Gross Profit (#7 x #1)...............................................................................     $
                                                                                                               --------------
9.   Gross Dividends Paid.................................................................................     $
                                                                                                               --------------
10.  Net Dividends Paid (#9 x 0.45).......................................................................     $
                                                                                                               --------------
11.  Net Profit (#8 - #10)................................................................................     $
                                                                                                               --------------
12.  Agent's Profit Share (__________% of #12)............................................................     $
                                                                                                               --------------
13.  Reduction for Delinquencies (___________% of #11)....................................................     $
                                                                                                               --------------
14.  Profit Share Payable (#12 - #13).....................................................................     $
                                                                                                               --------------



B. Formula Definitions. Each numbered subparagraph hereunder explains or defines that corresponding numbered subparagraph in the Formula set out in paragraph I(A) of this Addendum I.

     1. Earned Premiums for personal lines and commercial lines business are defined as the Written Premiums on business produced during the Profit Sharing Year minus the Unearned Premiums as of the end of the same year plus the Unearned Premiums as of the end of the prior year.

     2. Permissible Loss Ratios for personal lines and commercial lines are set by Company to reflect its actual expenses and may be amended Pursuant to paragraph II(H) hereof.

     3. Agent's Maximum Permissible Incurred Losses for personal lines and for commercial lines shall be calculated by multiplying the Permissible Loss Ratio established for each such line by Earned Premiums therefor.

     4. Agent's Combined Permissible Loss Ratio for any PSY shall be the quotient, expressed as a percentage, which results when total Maximum Permissible Incurred Losses are divided by total Earned Premiums.

     5. Incurred Losses are defined as the net losses paid during the Profit Sharing Year plus reserves for unpaid losses as of the end of the same year and minus reserves for unpaid losses as of the end of the prior year on all policies written by Agent with Company. If a negative total results a zero total will be used. Incurred Losses paid or reserved during a Profit Sharing Year shall not, for the purpose of this Addendum I, include more than the stop loss limitation in effect for that Profit Sharing Year as a result of a single event or any one occurrence. With respect to any loss which exceeds such stop loss limitation and which has not been paid or closed at the end of the current PSY, if any adjustment of reserve or other credit shall reduce the loss to an amount below said stop loss limitation hereinafter, and for purposes of this subparagraph only, the term "such stop loss limitation" shall mean the stop loss limitation in effect during the PSY in which an incurred loss exceeds the THEN CURRENT stop loss limitation. Provided, further, that from this point forward this same stop loss limitation shall be the basis for all further computations for this loss under this subparagraph in the PSY, Agent's Incurred Losses shall be reduced only by a sum equal to the difference between said stop loss limitation and the amount of the loss at the end of the current PSY. No reduction in Incurred Losses shall be allowed in the amount of that portion of any reserve adjustment or other credit by which any loss exceeds said stop loss limitation. In addition, when Incurred Losses are calculated for any PSY in which a loss is paid or closed, such Incurred Losses shall be increased by that portion of any reduction in reserve or other credit which exceeds the stop loss limitation and for which Agent received credit in any prior PSY. In each year, the stop loss limitation shall increase or decrease by a percentage equal to the percentage increase or decrease in the direct written premiums of the property and casualty industry in the United States. The percentage increase or decrease in the amount of the stop loss limitation shall be cumulative. The source of the industry figures shall be the A.M. Best Company's Executive Data Service, Property and Casualty Insurance Custom Summary B1, exclusive of the industry totals for the fidelity and surety lines. The stop loss limitation amount of any Profit Sharing Year will be based on figures available from the B1 Summary published for the calendar year two years prior to such Profit Sharing Year. For example, for any Profit Sharing Year, the stop loss limitation amount shall be increased or decreased by a percentage equal to the percentage increase or decrease in industry direct written premiums as compiled in the B1 Summary for the calendar year two and three years preceding. Each year the Company shall notify the Agent of the percentage increase or decrease as soon as practicable after the Company receives the summary from the A.M. Best Company. However, the amount of the stop loss limitation shall never be less than that in effect for the first PSY. The stop loss limitation to be applied in each PSY shall equal the greater of twenty-five percent (25%) of the Agent's total earned premium for each PSY or the single occurrence stop loss limitation as it shall be calculated for such PSY according to the terms of this paragraph.

     6. Incurred Loss Ratio shall be calculated by dividing Incurred Losses by total Earned Premiums and multiplying the quotient by 100. If the resulting percentage figure is greater than the Combined Permissible Loss Ratio, no further Calculation will be made under this Addendum I.

     7. Agent's Gross Profit Percentage shall be the difference between the Combined Permissible Loss Ratio and the Incurred Loss Ratio.

     8. Gross Profit shall be the product of total Earned Premiums and the Gross Profit Percentage.

     9. Gross Dividends Paid are those dividends paid to Agent's ALLIED/AMCO policyholders during the PSY including adjustments for any balances charged off by Company.

     10. Net Dividends Paid shall be calculated by multiplying Gross Dividends Paid by 0.45.

     11. Net Profit shall be calculated by subtracting Net Dividends Paid from Gross Profit.

     12. Agent's Profit Share shall be that percentage of Net Profit which is indicated by Exhibit A.

     13. Agent's Profit Share shall be reduced by 8% for each and every month during the PSY that Agent's account(s) with Company are delinquent pursuant to the terms of the Agency Agreement referenced herein.

     14. Profit Share Payable shall be calculated by subtracting any Reduction for Delinquencies from Agent's Profit Share.

II.  OTHER PROVISIONS

     A. The foregoing calculations shall be made by Company for each Profit Sharing Year as soon thereafter as is reasonably practicable.

     B. Company's records shall be binding and conclusive as to the completeness and accuracy of all information appertaining to this Addendum I.

     C. Company shall not be liable for any Profit Share Payable hereunder upon any breach by Agent of this Addendum I or the Agency Agreement of which it is part.

     D. Agent shall make no deduction from Agent's account(s) with Company and shall not otherwise anticipate any Profit Share Payable hereunder.

     E. Agent shall incur a Deficit when Agent's Incurred Loss Ratio is greater than the Combined Permissible Loss Ratio for any PSY. No Deficit incurred in any PSY shall be included in the calculation of Agent's Profit Share for any subsequent PSY. As a result thereof, (1) no savings in any loss reserve, which is chargeable to Agent, shall be deducted from Agent's Incurred Losses for any PSY it such loss reserve contributed to a Deficit incurred in a prior PSY and (2) no salvage or subrogation recovery attributable to any loss shall be deducted from such Incurred Losses if such loss reserve contributed to a Deficit incurred in any prior PSY.

     F. Termination

        1. Either party to this Addendum I may effect immediate termination of said Addendum upon written notice to the other.

        2. This Addendum I shall terminate immediately upon any termination of the Agency Agreement of which it is a part.

        3. Upon any such termination, Company shall calculate and pay any Profit Share Payable pursuant hereto at such time as it would have calculated and paid any such Profit Share payable, for the PSY in which the termination is effected, had this Addendum remained in force.

     G. Agent may not assign all or any interest in this Addendum I without Company's express, written consent thereto.

     H. Company may amend this Addendum, including Exhibits and Amendments thereto, at anytime upon mailing to Agent written notice thirty (30) days prior to the effective date of such amendment.

     I. The calculation of Agent's Profit Share hereunder shall include all premiums, losses, and loss reserves chargeable to Agent by Company except those applicable to flood, umbrellas, assigned risk insurance policies, and fidelity and surety bonds.

     J. Agent and Company hereby declare their mutual intent that the terms and conditions of their Agency Agreement and those of this Addendum I thereto shall be construed to be compatible and that, in the event of any irreconcilable conflict between the terms of said Agency Agreement and this Addendum I thereto, said Agency Agreement shall be deemed to control the resolution of all such issues except those specifically relating to Profit Sharing which shall be resolved by reference to the terms of this Addendum I.

ACKNOWLEDGEMENT:

By   /s/ John E. Evans
   -----------------------------------------
         John E. Evans, President

         ALLIED Mutual Insurance Company

         AMCO Insurance Company

                                    EXHIBIT A

                                      1990

                          Profit Share Percentage Table

    In calculating Agent's profit share formula for the profit share year 1990, the following shall apply:



                  ANNUAL WRITTEN PREMIUMS                                          PROFIT SHARE PERCENTAGE
                        $0    to             $ 75,000                                        0.0%
                    75,001    to              102,000                                        5.0
                   102,001    to              152,000                                       10.0
                   152,001    to              205,000                                       12.5
                   205,001    to              358,000                                       15.0
                   358,001    to              562,000                                       17.5
                   562,001    to            1,071,000                                       20.0
                 1,071,001    to            1,532,000                                       22.5
                 1,532,001    to            2,042,000                                       25.0
                 2,042,001    to            2,605,000                                       26.25
                 2,605,001    to            3,334,000                                       27.5
                 3,334,001    and over                                                      28.75




A. For the purpose of the Profit Share Percentage Table set out above, Annual Written Premiums are gross premiums, which are written by Agent and recorded by Company during the PSY, less any premiums on policies that are cancelled and/or returned.

B. The Profit Share Percentage which corresponds to Agent's Annual Written Premiums, as defined, for the PSY shall be inserted in the Formula in paragraph I(A)(12).

C. The Annual Written Premium bracket amounts, as shown above, shall be subject to automatic increase or decrease for the Profit Sharing Year 1991 and in each year thereafter. The Annual Written Premium bracket amounts shall increase or decrease by a percentage equal to the percentage increase or decrease in direct written premiums in the property and casualty industry in the United States. The percentage increases or decreases in the Annual Written Premium bracket amounts each year shall be cumulative. However, the Annual Written Premium bracket amounts shall never be less than the amounts that were in effect for the 1990 Profit Sharing Year. The source of the industry figures shall be the A.M. Best Company's Executive Data Service, Property and Casualty Insurance Custom Summary B1, exclusive of the industry totals for the fidelity and surety lines. The Annual Written Premium bracket amounts for any Profit Sharing Year will be based on the figures available from the B1 Summary for the calendar year two years prior to any such PSY. For example, for the 1991 Profit Sharing Year, the Annual Written Premium Bracket Amounts shall be increased or decreased by a percentage equal to the percentage increase or decrease in industry direct written premiums as compiled in the B1 Summary for the calendar year 1989 over 1988. Each year the Company shall notify the Agent of the percentage increase or decrease in the bracket amounts as soon as practicable after the Company receives the summary from the A.M. Best company.

D. For purposes of computation hereunder the stop loss limitation for 1990 is $205,000.

                                   ADDENDUM II

         This Addendum II to that certain Agency Agreement which now exists between ALLIED Mutual Insurance Company and AMCO Insurance Company (hereinafter, collectively called Company) and the Agent designated therein shall be attached to and become a part of said Agency Agreement effective ____________. At any time prior thereto, Agent may notify Company in writing of Agent's rejection of this Addendum II in which case the offer of fidelity and surety bond Profit Sharing herein contained shall be deemed to be withdrawn. Upon any such rejection by Agent, said Agency Agreement shall continue in force until terminated by either Company or Agent pursuant to the terms and conditions thereof, and there shall exist no agreement whatsoever between Company and Agent for fidelity and surety bond Profit Sharing.

                                   WITNESSETH:

    In consideration of the continued existence of said Agency Agreement and the mutual covenants contained herein, Company and Agent hereby amend said Agency Agreement to include the following terms and conditions which constitute and define this Profit Sharing Addendum II (fidelity and surety bonds).

I. PROFIT SHARING. In addition to the commissions to be paid to Agent under the terms of said Agency Agreement and to compensate Agent for exercising skill, caution and diligence in the selection of risks insured by the Company, the Company will pay to Agent a "Profit Share" (as hereinafter defined and calculated) based on "Net Profit" (as hereinafter defined) realized by the Company on fidelity and surety bonds written by Agent. The Profit Share shall be calculated using the following Formula for each "Profit Sharing Year" (as hereinafter defined).

    A. Formula. As of the end of each Profit Sharing Year (hereinafter "PSY"), which shall be the accounting period beginning January 1 and ending on December 31 in the same calendar year, Net Profit or Loss for fidelity and surety bonds shall be calculated as follows:



               1.   Earned Premiums.................................................................$
                                                                                                     --------------
               2.   Incurred Losses (No less than zero).............................................$
                                                                                                     --------------
               3.   Incurred Losses Percentage (#2 DIVIDED BY #l x 100)..............................              %
                                                                                                     --------------
               4.   Gross Profit Percentage (25% - #3)...............................................              %
                                                                                                     --------------
               5.   Gross Profit (#4 x #1) less agent's balances charged off........................$
                                                                                                     --------------
               6.   Agent's Profit Share (_________ % of #5)........................................$
                                                                                                     --------------
               7.   Reduction for Delinquencies (______ % of #6)....................................$
                                                                                                     --------------
               8.   Profit Share Payable (#6 - #7)..................................................$
                                                                                                     --------------




    B. Formula Definitions. Each numbered subparagraph hereunder explains or defines that corresponding numbered subparagraph in the Formula set out in paragraph I(A) of this Addendum II.

        1. Earned Premiums are defined as Written Premiums for fidelity and surety bonds produced by Agent during the Profit Sharing Year minus the Unearned Premiums as of the end of the same year plus Unearned Premiums as of the end of the prior year.
        2. Incurred Losses are defined as net direct losses paid on fidelity and surety bonds during the Profit Sharing Year plus reserves for unpaid losses as of the end of the same year and minus reserves for unpaid losses as of the end of the prior year. IF A NEGATIVE TOTAL RESULTS, A ZERO TOTAL WILL BE USED.
        3. Incurred Losses Percentage is calculated by dividing Incurred Losses by Earned Premiums and by multiplying the quotient by 100. If such percentage is greater than 25% NO FURTHER CALCULATION WILL BE MADE.
        4. Gross Profit Percentage is calculated by subtracting the Incurred Losses Percentage from 25%.
        5. Gross Profit shall be the product of Earned Premiums and the Gross Profit Percentage, less any agent's balances charged off during the PSY.
        6. Agent's Profit Shall be that percentage of Net Profit which is indicated by Exhibit A.
        7. Agent's Profit Share shall be reduced by 8% for each and every month during the PSY that Agent's account(s)with Company are delinquent pursuant to the terms of the Agency Agreement referenced herein.

        8. The Profit Share Payable shall be calculated by subtracting any Reduction for Delinquencies from Agent's Profit Share.

II. OTHER PROVISIONS

    A. The foregoing calculations shall be made by Company for each Profit Sharing Year as soon thereafter as is reasonably practicable.

    B. Company's records shall be binding and conclusive as to the completeness and accuracy of all information appertaining to this Addendum II.

    C. Company shall not be liable for any Profit Share Payable hereunder upon any breach by Agent of this Addendum II or the Agency Agreement of which it is a part.

    D. Agent shall make no deduction from Agent's account(s) with Company and shall not otherwise anticipate any Profit Share Payable hereunder.

    E. Agent shall incur a Deficit when Agent's Incurred Loss Percentage is greater than 25%. No Deficit incurred in any PSY shall be included in the calculation of Agent's Profit Share for any subsequent PSY. As a result thereof, (1) no savings in any loss reserve, which is chargeable to Agent, shall be deducted from Agent's Incurred Losses for any PSY if such loss reserve contributed to a Deficit incurred in a prior PSY, and
        (2) no salvage or subrogation recovery attributable to any loss shall be deducted from such Incurred Losses if such loss reserve contributed to a Deficit incurred in any prior PSY.

    F.  Termination

        1. Either party to this Addendum II may effect immediate termination of said Addendum upon written notice to the other.

        2. This Addendum II shall terminate immediately upon any termination of the Agency Agreement of which it is a part.

        3. Upon any such termination, Company shall calculate and pay any Profit Share Payable pursuant hereto at such time as it would have calculated and paid any such Profit Share Payable, for the PSY in which the termination is effected, had this Addendum remained in force.

    G. Agent may not assign all or any interest in this Addendum III without Company's express, written consent thereto.

    H. Company may amend this Addendum II including Exhibits and Amendments thereto, at any time upon mailing to Agent written notice thirty (30) days prior to the effective date of such amendment.

    I. Agent and Company hereby declare their mutual intent that the terms and conditions of their Agency Agreement and those of this Addendum II thereto shall be construed to be compatible and that, in the event of any irreconcilable conflict between the terms of said Agency Agreement and this Addendum II thereto, said Agency Agreement shall be deemed to control the resolution of all such issues except those specifically relating to fidelity and surety bond Profit Sharing which shall be resolved by reference to these terms of this Addendum II.

ACKNOWLEDGEMENT:

By   /s/ John E. Evans
   -----------------------------------------
        John E. Evans, President
        ALLIED Mutual Insurance Company
        AMCO Insurance Company

                                    EXHIBIT A

                                       1990

                          Profit Share Percentage Table

    In calculating Agent's profit share formula for the profit share year 1990, the following shall apply:



                  ANNUAL WRITTEN PREMIUMS                                          PROFIT SHARE PERCENTAGE
                        $0    to      $1,500                                                 0.0%
                     1,501    to      2,012                                                 10.0
                     2,013    to      5,027                                                 12.5
                     5,028    to      10,053                                                15.0
                    10,054    to      20,106                                                17.5
                    20,107    to      30,154                                                20.0
                    30,155    to      40,207                                                22.5
                    40,208    and over                                                      25.0




       NO BONUS WILL BE PAID WHERE THE BONUS AMOUNT EARNED IS LESS THAN $10.00.

A. For the purpose of the Profit Share Percentage Table set out above, Annual Written Premiums are gross premiums, which are written by Agent and recorded by Company during the PSY, less any premiums on bonds that are cancelled and/or returned.

B. The Profit Share Percentage which corresponds to Agent's Annual Written Premiums, as defined, for the PSY shall be inserted in the Formula in paragraph I(A)(6).

C. The Annual Written Premium bracket amounts, as shown above, shall be subject to automatic increase or decrease for the Profit Sharing Year 1991 and in each year thereafter. The Annual Written Premium bracket amounts shall increase or decrease by a percentage equal to the percentage increase or decrease in direct written premiums in the fidelity and surety bond industry in the United States. The percentage increase or decrease in the Annual Written Premium bracket amounts each year shall be cumulative. However, the Annual Written Premium bracket amounts shall never be less than the amounts that were in effect for the 1990 Profit Sharing Year. The source of the industry figures shall be the A.M. Best Company's Executive Data Service, Property and Casualty Insurance Custom Summary B1, figures for fidelity and surety lines only. The Annual Written Premium bracket amounts for any Profit Sharing Year will be based on the figures available from the B1 Summary for the calendar year two years prior to any such PSY. For example, for the 1991 Profit Sharing Year, the Annual Written Premium bracket amounts shall be increased or decreased by a percentage equal to the percentage increase or decrease in the fidelity and surety bond industry direct written premiums as compiled in the B1 Summary for the calendar year 1989 over 1988. Each year the Company shall notify the Agent of the percentage increase or decrease in the bracket amounts as soon as practicable after the Company receives the summary from the A.M. Best company.